Exhibit 31.4
I, Dominick Golio, certify that:
     1. I have reviewed this quarterly report on Form 10-Q of MedQuist Inc., as amended; and
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

By:	/s/ Dominick Golio
	Name:	Dominick Golio
	Title:	Chief Financial Officer

Dated: December 10, 2009